UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2017

B/E AEROSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0- 18348	06-1209796
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

(561) 791-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 9, 2017, B/E Aerospace, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), at the Hilton Palm Beach Airport in West Palm Beach, Florida, to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of October 23, 2016, by and among Rockwell Collins, Inc., Quarterback Merger Sub Corp. and the Company, as amended from time to time (the “Merger Agreement”), (the “Merger Proposal”), (ii) an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the proposed transactions (the “Merger-Related Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

At the Special Meeting, holders of 81,246,648 shares of Company common stock, which represents approximately 80.03% of the shares of Company common stock outstanding and entitled to vote as of the record date of January 18, 2017, were represented in person or by proxy, and thus, a quorum was present in accordance with the applicable provisions of the Company’s bylaws.

The final voting results for each proposal, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 3, 2017, follow below:

Proposal 1–Merger Proposal:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	80,390,748	72,790	783,110	0

The proposal to adopt the Merger Agreement was approved by the Company’s stockholders.

Proposal 2–Merger-Related Compensation Proposal:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	35,939,709	44,093,236	1,213,703	0

The advisory (non-binding) proposal to approve the compensation that may be paid or become payable to B/E Aerospace’s named executive officers that is based on or otherwise related to the proposed transactions was not approved by the Company’s stockholders.

Proposal 3–Adjournment Proposal:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	74,656,971	5,720,488	869,189	0

Stockholder action on the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal was not required because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal to adopt the Merger Agreement.

Section 8 — Other Events

Item 8.01. Other Events

On March 9, 2017, the Company issued a press release announcing the final voting results of the Special Meeting, held on March 9, 2017. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1	Press release issued by B/E Aerospace, Inc. on March 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E Aerospace, Inc.

March 9, 2017	By:	/s/ Ryan M. Patch
	Name:	Ryan M. Patch
	Title:	Vice President – Law, General Counsel and Secretary